KPMG LLP 345 Park Avenue New York, NY 10154-0102

To the Shareholders and Board of Directors
SkyBridge G II Fund, LLC:

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statement of assets and liabilities of SkyBridge G II Fund, LLC (the Company), including the schedule of investments, as of March 31, 2019, and the related statements of operations and cash flows for the year then ended, the statements of changes in shareholders’ capital for each of the years in the two‑year period then ended, and the financial highlights for each of the years in the five‑year period then ended, and our report dated May 24, 2019 expressed an unqualified opinion on those financial statements and financial highlights. We have not performed any procedures with respect to the audited financial statements and financial highlights subsequent to May 24, 2019.

The senior securities table included in the Form N‑2 under the caption “Senior Securities” (the Senior Securities Table) has been subjected to audit procedures performed in conjunction with the audit of the Company’s financial statements. The Senior Securities Table is the responsibility of the Company’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with the instructions to Form N‑2. In our opinion, the Senior Securities Table is fairly stated, in all material respects, in relation to the financial statements as a whole.

New York, New York
June 6, 2019

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